UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2024

Petros Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39752 (Commission File Number)	85-1410058 (I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036
(Address of principal executive offices) (Zip code)

(973) 242-0005
(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PTPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on July 13, 2023, Petros Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) pursuant to which it agreed to sell to the Investors (i) shares of the Company’s newly-designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”), with a par value of $0.0001 per share and a stated value of $1,000 per share (the “Stated Value”), and (ii) warrants (the “Warrants”) to acquire shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The terms of the Series A Preferred Stock are as set forth in the Certificate of Designations of Series A Convertible Preferred Stock (as amended, the “Certificate of Designations”) filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on July 14, 2023.

On October 11, 2024, the Company entered into an Amendment Agreement with the Required Holders (as defined in the Certificate of Designations), pursuant to which, the Required Holders agreed to amend the Certificate of Designations of the Company’s Series A Preferred Stock, as described below, by filing a Certificate of Amendment to the Certificate of Designations with the Secretary of State (the “Certificate of Amendment”).

The Certificate of Amendment amends the Certificate of Designations to, among other things, provide that, except as required by applicable law, the holders of the Series A Preferred Stock will be entitled to vote with holders of the Common Stock on an as converted basis, with the number of votes to which each holder of Series A Preferred Stock is entitled to be determined by dividing the Stated Value by a conversion price equal to $2.25 per share, which was the “Minimum Price” (as defined in Nasdaq Listing Rule 5635(d)) applicable immediately before the execution and delivery of the Purchase Agreement, subject to certain beneficial ownership limitations and adjustments for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions, as set forth in the Certificate of Designations. The Certificate of Amendment was filed with the Secretary of State, effective as of October 11, 2024.

The foregoing descriptions of the Amendment Agreement and the Certificate of Amendment are qualified in their entirety by reference to the full text of each such document, copies of which are filed as Exhibit 10.1 and Exhibit 3.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Series A Preferred Stock and the filing of the Certificate of Amendment are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Series A Preferred Stock and the filing of the Certificate of Amendment are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Certificate of Designations of Series A Convertible Preferred Stock of Petros Pharmaceuticals, Inc.
10.1	Form of Amendment Agreement, dated October 11, 2024, by and between Petros Pharmaceuticals, Inc. and the investors party thereto
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROS PHARMACEUTICALS, INC.

Date: October 17, 2024	By:	/s/ Fady Boctor
Name: Fady Boctor
Title: President and Chief Commercial Officer